Exhibit 1

MANUAL FOR SHAREHOLDERS' PARTICIPATION

AT THE Annual General AND EXTRAORDINARY Shareholders' MEETING 2019

TABLE OF CONTENTS

            1.    Invitation

2.    The EGM

3.    Procedures, instructions and deadlines for participation in the Meetings

4.1. Individual Shareholder

4.2. Legal Entity Shareholder

4.3. Investment Fund Shareholder

4.4. ADR Holders

4.5. Remote Voting Bulletin

4.   Call notice of the Extraordinary General Meeting of 03/19/2019

5.    Explanatory texts for the matters to be resolved upon at the EGM

6.   Related documents and links

7.    Exhibit I – Power of Attorney

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1. INVITATION

EXTRAORDINARY AND ANNUAL GENERAL SHAREHOLDER´S MEETING OF OI S.A. – IN JUDICIAL       REORGANIZATION

DATE

April 26, 2019

TIME

11 a.m.

PLACE

Rua do Lavradio, 71

Centro - 20230-070

Rio de Janeiro - RJ

DIRECTIONS

2. The EGM

The Company’s management invites Oi Shareholders to gather at the Extraordinary and Annual General Shareholder´s Meeting to resolve upon the following matters:

At the Annual General Meeting:

(1)	To analyze the management accounts, examine, discuss and vote on the financial statements related to the fiscal year ended December 31, 2018;
(2)	To deliberate on the allocation of the results of the fiscal year ended December 31, 2018;
(3)	To establish the annual compensation for Management and members of the Company’s Fiscal Council; and
(4)	To elect the members of the Fiscal Council and their respective alternates.

At the Extraordinary General Meeting:

(5)

To deliberate about the amendment and consolidation of the By-Laws with the purpose of converting the Audit, Risk, and Control Committee into a Statutory Audit Committees and to assign its members all of the functions of an audit committee currently exercised by the Fiscal Council, in compliance with applicable US regulations.

(6)	To approve the Long-Term Compensation Incentive Plan based on the shares issued by the Company for Officers;
(7)	To approve the Long-Term Incentive Plan based on shares issued by the Company for the members of the Board of Directors.
(8)

To approve the Company’s Loss Replacement Policy, which provides the rules, limits and procedures applicable to the indemnity agreements to be entered into by the Company and its direct and indirect subsidiaries, and their Directors, Officers and employees mentioned in the Policy, duly supported by the model indemnity agreement to be entered into with each beneficiary.

(9)	Ratification of all acts executed by the Company’s management in the scope of Judicial Reorganization.

Prior to the meeting being convened, the Shareholders shall sign the Attendance Book.

Except for item 5 of the Agenda the Meeting to be convened it shall be necessary the presence of shareholders representing at least 1/4 (one fourth) of the voting capital stock shall be required, pursuant to Article 125 of Law 6,404 / 1976.

Regarding item (v) of the Agenda, in order for the Meeting to be convened on first call, the attendance of Shareholders representing at least 2/3 (two thirds) of the voting capital stock, pursuant to Article 135 of Law 6,404 / 1976.

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We clarify that in the event that there is not a sufficient quorum for the Meeting to be Convened with respect to part or any of the items on the Agenda, the Company will subsequently announce a new date for the Meeting to be held, on second call, when convened with the presence of any number of shareholders.

Once a quorum for the installation of the Meeting has been verified, although only in relation to part of the items included in the agenda, the AGE will be installed by the Chairman of the Board of Directors or by whom it indicates, in which case, only subjects for which it was installed. In the absence of the Chairman of the Board of Directors or of his appointment, the General Meeting shall be installed and chaired by the Vice-Chairman of the Board of Directors or by whomsoever appointed at the time of the Meeting or by means of a proxy previously granted with specific powers. In the event of the absence of the Vice-Chairman of the Board or of his appointment, it shall be incumbent upon any Executive Officer to install and preside over the General Meeting. The chairman of the Board, in turn, shall choose the respective secretary.

The preferred shares shall have the right to vote in the matters to be resolved in this Meeting, pursuant to paragraph 3 of Article 12 of the Company's Bylaws and paragraph 1 of Article 111 of Law 6404/76, and shall vote jointly with the common shares.

The resolutions of the AGE will be taken by absolute majority of votes, not counting abstentions, which, however, will be considered for the calculation of the quorum of installation.

Item [1] is intended to analyze the management accounts, examine, discuss and vote on the financial statements related to the fiscal year ended December 31, 2018;

Item [2] aims to deliberate on the allocation of the results of the fiscal year ended December 31, 2018;

Item [3] seeks to set a global compensation sum for the members of the Executive Office, Board of Directors and the Fiscal Council; for the fiscal year of 2019, in accordance with article 152 and article 162, § 3º, of the Brazilian Corporate Law.

Item (4) is intended to elect the effective members and alternates of the Fiscal Council of the company with a term of office until the Ordinary General Meeting of 2020, in accordance with Article 132, III, of the Brazilian Corporate Law.

Item (5) is intended to deliberate the amendment and consolidation of the By-Laws, with the purpose of converting the Audit, Risk, and Control Committee into a Statutory Committe, which will also exercise functions of an audit committee.

Item [6] aims to approve the Long-Term Compensation Incentive Plan based on shares issued by the Company for Officers in the period of 2019-2021, with the objective of promoting the highest engagement of executives and seeking their alignment with the Company's shareholders in the medium and long term.

Item [7] is intended to approve the Long-Term Incentive Plan based on shares issued by the Company for the members of the Board of Directors for the period 2019-2021, with the purpose to link most of the compensation of directors to the performance condition linked to the valuation  of the company´s shares during the period of its validity, and thus to promote alignment with the Company´s shareholders in the medium and long term.

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Concerning Item [8] the Company's Board of Directors intends to submit to the General Meeting a new Proposal for Loss Replacement Policy, accompanied by the model of Indemnity Contract.

In the end, Item [9] seeks the ratification of all acts executed by the Company’s management in the scope of Judicial Reorganization, considering that, with the approval of the Judicial Reorganization Plan ("PRJ"), the Company's Management initiated a series of measures to implement the PRJ.

Oi’s Board of Directors recommends that its shareholders thoroughly examine the documents put at their disposal by the Management in order to approve the matters of the Agenda.

The material and information related to the matter to be submitted for approval at the EGM are available at the Company’s Headquarters and at the Company website (www.oi.com.br/ri and of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM) www.cvm.gov.br) and the São Paulo Stock Exchange (B3) www.bmfbovespa.com.br).

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3. PROCEDURES, INSTRUCTIONS AND DEADLINES FOR PARTICIPATION AT THE MEETING

Oi’s shareholders may participate in the Meeting in person or through duly appointed attorneys-in-fact, pursuant to the terms in paragraph 1 of Article 126 of Law 6,404/76.

We ask that the shareholders be so kind as to arrive early to the Meeting, so that the documents needed for their participation may be reviewed.

In case of any doubt with respect to the procedures and deadlines described below, we ask that you get in touch with the Investors Relations Department, through e-mail invest@oi.net.br.

Shareholders may exercise their rights to vote remotely by completing a remote voting bulletin regarding the Meeting. The shareholders who opt for exercising their voting rights through Remote Voting Bulletin shall observe the rules and formalities described in the Remote Voting Bulletin and item 12.2 of the Company's Reference Form (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4.1. Individual Shareholder

We request that the Individual Shareholders who wish to take part in the Meeting in person submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 24, 2019, the following documents: notarized copies of their IDs and Individual Taxpayers’ Register (CPF).

If the individual shareholder wishes to be represented at the Meeting by a proxy, he or she shall send, together with the notarized copies of their IDs and CPFs, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID and CPF of the proxy who is to attend the Meeting, with the latter appearing there in possession of such documents. In order to assist the shareholders, item 7 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

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The foreign shareholders must submit the same documents as the Brazilian shareholders, except that the documents  must be notarized by a Notary Public duly authorized to exercise such power, certified by the Brazilian consulate and translated into Portuguese by a sworn translator prior to being sent to the Company.

We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, any shareholder that shows up by the commencement of the Meeting with the required documents may take part and vote in the Meeting, even if the documents were not previously submitted.

4.2. Legal Entity Shareholder

We request that the Legal Entity Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 24, 2019, the following documents: notarized copies of the Organization Instrument, Bylaws or Articles of Association, as applicable, minutes of election of the Board of Directors (if any) and minutes of election of the Executive Office, containing the election of the legal representative(s) present at the Meeting.

If the legal entity shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and a certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the corporate documents must be translated into Portuguese prior to being sent to the Company.

We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting, with the required documents, may take part and vote in the Meeting, even if the documents were not previously submitted.

4.3. Investment Fund Shareholder

We request that the Investment Fund Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 24, 2019, the following documents: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) present at the Meeting.

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If the investment fund shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian shareholders, except that the corporate documents, must be translated into Portuguese prior to being sent to the Company.

We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting with required documents may take part and vote in the Meeting, even if the documents were not previously submitted.

4.4. ADR Holders

For ADR holders, the financial institution depositary of the American Depositary Receipts (ADRs) in the United States  is the Bank of New York, which shall send the proxies to the ADR holders for them to exercise their voting rights and shall be represented at the Company’s Meetings, under the terms of the Deposit Agreement executed with the Company, through its representative in Brazil, Banco Itaú Unibanco.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting with the required documents may take part and vote in the Meeting, even if  the documents were not previously submitted.

4.5. Remote Voting Bulletin

Any shareholder that opts to exercise its remote voting right, may: (i) fill out and send the bulletin directly to the Company, or (ii) send the completion instructions to able service providers, pursuant to the guidelines below:

4.5.1. Exercise of vote through service providers - Remote voting system:

Any shareholder that opts to exercise its remote voting right through service providers shall transmit the voting instructions to the respective custodian agents, provided that the rules determined thereby are observed. Therefore, the shareholders shall contact the respective custodian agents to verify the procedures established thereby for the issuance of the voting instructions via Remote Voting Bulletin, as well as the documents and information that may be required thereby for such purpose.

It is worth noting that, as determined by CVM Ruling No. 481/09 (“ICVM 480”), the Central Depository of B3, upon receiving the voting instructions of the shareholders, through their respective custodian agents, shall not consider any divergent instructions in relation to one single resolution that have been issued by the same enrollment number in the Individual Taxpayers' Register (CPF) or the National Register of Legal Entities (CNPJ), as the case may be.

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4.5.2. Submission of the bulletin by the shareholder directly to the Company:

Any shareholder that opts to exercise their participation right and remote voting right, through the submission of the bulletin directly to the Company, shall forward the following documents to the Company’s Investor Relations Office(in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8th floor, Leblon, CEP 22430-190):

(i)      Hard copy of the bulletin, duly filled out, initialed and signed; and

(ii)     Certified copy of the following documents:

(a)     For individuals, an official and valid identity document of the shareholder, with pictures.

(b)     For legal entities: (i) the last consolidated Bylaws or Articles of Association (as the case may be), jointly with any later amendments that are not consolidated; (ii) corporate documents that evidence the good standing of the representation of the shareholder; and (iii) an official and valid identity document of the legal representative of the shareholder, with pictures.

(c)     For investment funds: (i) the last consolidated Regulations of the Investment Fund, jointly with any later amendments that are not consolidated; (ii) the last consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), jointly with any later amendments that are not consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and of the shareholder (as the case may be); and (iv) an official and valid identity document of the legal representative of the administrator or manager (as the case may be) and of the shareholder, with pictures.

Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) a certified signature; and (ii) a simple translation.

The bulletin, jointly with the required documentation, shall be considered valid only if received by the Company, in order, within seven (7) days prior to the date of the Meeting, that is, by April 19, 2019. Bulletins received by the Company after this period shall not be considered.

Pursuant to the provisions in Article 21-U of ICVM 481, the Company shall notify the shareholder, through the e-mail address provided in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid, or, if necessary, the procedures and terms for rectification or new submission.

Any shareholder participating in the fungible custody of shares of B3 that opts to exercise their remote voting right through submission of the bulletin directly to the Company shall also present an updated statement of its equity position issued by the custodian institution (notably, the statement issued by B3).  In addition, without prejudice to the verification of participation that the Company usually employs in its General Meetings, pursuant to the updated participation records of its shareholder base available to the Company, the shareholder shall inform the Company, at its electronic address (invest@oi.net.br), of any movement of the shares held thereby between the base date of such statement and the date of the Meeting, along with proof of said share movement.

Other information regarding the procedures necessary for the exercise of distance voting are described in item 12.2 of the Company's Reference Form.

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4. CALL NOTICE OF THE ANNUAL GENERAL AND EXTRAORDINARY SHAREHOLDER´S MEETING OF 04/26/2019

The Call Notice of the EGM shall be published in newspapers Valor Econômico and Official Gazette of the State of Rio de Janeiro, in the March 27, 28 and 29, 2019 editions.

Oi S.A. – In Judicial Reorganization

CNPJ/MF No. 76.535.764/0001-43

NIRE 3330029520-8

Publicly held Company

CALL NOTICE FOR THE

ANNUAL GENERAL AND EXTRAORDINARY SHAREHOLDERS MEETING

The Board of Directors of Oi S.A. – In Judicial Reorganization (“Company”) hereby calls the Shareholders to an Extraordinary General Shareholders Meeting, to be held on April 26, 2019, at 11 a.m., at the Company’s headquarters located at Rua do Lavradio No. 71, Centro, City and State of Rio de Janeiro, to discuss the following agenda:

At the Annual General Meeting:

(1)	To analyze the management accounts, examine, discuss and vote on the financial statements related to the fiscal year ended December 31, 2018;
(2)	To deliberate on the allocation of the results of the fiscal year ended December 31, 2018;
(3)	To establish the annual compensation for Management and members of the Company’s Fiscal Council; and
(4)	To elect the members of the Fiscal Council and their respective alternates.

At the Extraordinary General Meeting:

(5)

To deliberate about the amendment and consolidation of the By-Laws with the purpose of converting the Audit, Risk, and Control Committee into a Statutory Audit Committees and to assign its members all of the functions of an audit committee currently exercised by the Fiscal Council, in compliance with applicable US regulations.

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(6)	To approve the Long-Term Compensation Incentive Plan based on the shares issued by the Company for Officers;
(7)	To approve the Long-Term Incentive Plan based on shares issued by the Company for the members of the Board of Directors
(8)

To approve the Company’s Loss Replacement Policy, which provides the rules, limits and procedures applicable to the indemnity agreements to be entered into by the Company and its direct and indirect subsidiaries, and their Directors, Officers and employees mentioned in the Policy, duly supported by the model indemnity agreement to be entered into with each beneficiary.

(9)	Ratification of all acts executed by the Company’s management in the scope of Judicial Reorganization.

GENERAL INSTRUCTIONS:

1. The documentation and information relating to matters that are going to be deliberated at the Meeting are available at the Company’s headquarters, in the Shareholders’ Participation Manual, on the Company’s Investors Relations page (www.oi.com.br/ri), as well as on the website of the Brazilian Securities Commission (“CVM”) (www.cvm.gov.br) pursuant to CVM Instruction 481/09, and at B3 S.A. – Brasil, Bolsa, Balcão (“B3”) (http://www.bmfbovespa.com.br/), with the purpose of examination by the Shareholders.

2. The Shareholder’s participation may be in person or by proxy, and it is requested that the Shareholder file the following documents with the Company at Rua Humberto de Campos No. 425, 5th Floor, Leblon, in the City of Rio de Janeiro- RJ, from 9 a.m to 12 p.m. or from 2 p.m. to 6 p.m., up to two (2) business days prior to the Meeting, to the attention of the Corporate and M&A Management: (i) In the case of a Legal Entity: certified copies of the Articles of Incorporation or By-Laws or Articles of Association, minutes of the election of the Officers that contains the election of the legal representative(s) present at the Meeting; (ii) In the case of an Individual Taxpayer Person: certified copies of the Shareholder’s Identification Document and the Individual Taxpayer Registration Number (CPF); and (iii) In the case of an Investment Fund: certified copies of the Fund’s By-Laws and Articles of Incorporation or and certified copies of the Fund’s manager By-Laws or Articles of Association, as well as the minutes of the election of the legal representative(s) present at the Meeting. In addition to this, the documents indicated in (i), (ii) and (iii) are also required, as the case may be, when the Shareholder is represented by an attorney-in-fact, he or she shall be supported by documents proving the respective mandate, and with special powers and notarized signatures, as well as certified copies of the Attorney-in-fact’s Identification Document and Individual Taxpayer Registration Number (CPF). The requirement is intended to grant speed to the Shareholders present at the Meeting. The holders of preferred shares shall have the right to vote all matters subject to deliberation and included in the Agenda of the General and Extraordinary Shareholders’ Meeting convened, pursuant to paragraph 3 of article 13 of the Company’s By-Laws and paragraph 1 of article 111 of Law No. 6404, dated December 15, 1976, as amended from time to time (“Brazilian Corporation Law”), and shall vote jointly with the common shares.

3. The Shareholders participating in the Fungible Custody of Registered Shares of the Stock Exchange who wish to attend the Meeting must submit statement issued up to two (2) business days prior to its realization, containing a respective ownership interest, issued by the competent body.

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4. Finally, in order to facilitate and encourage the attendance of its shareholders at the General and Extraordinary Shareholders’ Meeting and, in accordance with the CVM rules in particular CVM Rule 481/09, amended by CVM Rule 561/15 and 570/15, the Company will allow remote attendance and the exercise of remote voting, allowing its shareholders to send, by their respective custody agents or directly to the Company, a Distance Voting Bulletin, which is provided by the Company on its Investor Relations website, as well as on the websites of the CVM and B3, together with the other documents that are to be discussed at the Extraordinary General Shareholders’ Meeting, subject to the guidelines contained in the Distance Voting Bulletin.

Rio de Janeiro, March 27, 2019.

Eleazar de Carvalho Filho

Presidente do Conselho de Administração

5. TEXTS EXPLAINING THE MATTERS TO BE RESOLVED UPON AT THE GM

All of the documents connected to the Agenda are at the shareholders’ disposal at Oi’s headquarters, in its website (www.oi.com.br/ri) and at the pages of the Brazilian Securities Commission (www.cvm.gov.br), B3.

To help you make a decision regarding the matters listed in the AEGM Call Notice, we recommend a thorough reading of the Management’s Proposal, filed at the Empresas.net system of the Brazilian Securities Commission – CVM (www.cvm.gov.br) and at the Company’s Investors Relations page (www.oi.com.br/ri).

Any doubts or clarifications regarding the matters contained in the Meeting’s Agenda may be settled or obtained, as the case may be, by getting in touch with the Investors Relations Office, through e-mail invest@oi.net.br.

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6. RELATED DOCUMENTS AND LINKS

- www.oi.com.br/ri - information on the Company

- www.bmfbovespa.com.br – several items of information on the listed companies

- www.cvm.gov.br – Brazilian legislation on Corporations

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7. EXHIBIT I – Power of Attorney

PROCURAÇÃO	POWER OF ATTORNEY

[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [], inscrito no CPF/MF sob o nº [], residente e domiciliado na cidade de [], estado de [], na Rua [], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A. – Em Recuperação Judicial, (“Companhia”), na Assembleia Geral Extraordinária da Companhia, a ser realizada em primeira convocação no dia 26 de abril de 2019, às 11h, na Sede social da Companhia localizada na  Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Assembleia”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sede social da Companhia, aos quais outorga poderes para comparecer à Assembleia e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:

Ordem do Dia:

Assembleia Ordinária

(1) Tomar as contas dos administradores, examinar, discutir e votar as demonstrações financeiras relativas ao exercício social encerrado em 31 de dezembro de 2018:

A favor (    )   Contra (    )   Abstenção (    )

(2) Deliberar sobre a destinação do resultado do exercício social encerrado em 31 de dezembro de 2018:

A favor (    )   Contra (    )   Abstenção (    )

(3) Fixar a verba global anual da remuneração dos Administradores e dos membros do Conselho Fiscal da Companhia:

A favor (    )   Contra (    )   Abstenção (    )

(4) Eleger os membros do Conselho Fiscal e respectivos suplentes:

A favor (    )   Contra (    )   Abstenção (    )

Assembleia Extraordinária

(5) Deliberar sobre a reforma e consolidação do Estatuto Social, com vistas a tornar o Comitê de

[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Car N. [], registered in the individual Taxpayer Register (CPF/MF) under N. [], resident and domiciled in the City of [], State of [], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A. – In Judicial Recuperation, (“Company”), in the Company’s Extraordinary Shareholders’ Meeting to be held on first call on April 26th, 2019, at 11 p.m., at the Company’s headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (respectively “Meeting” or “Shareholders’s Meeting”), and, if necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend to the Shareholders’ Meeting and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:

Agenda

At the Annual General Meeting:

(1) To record, examine, discuss and vote on the financial statements related to the management accounts for the fiscal year ended December 31, 2018

Approve (    )   Disapprove (    )    Abstention (    )

(2) To deliberate the allocation of the results of the fiscal year ended December 31, 2018;

Approve (    )   Disapprove (    )    Abstention (    )

(3) To establish the annual remuneration of the Board of Directors and of the members of the Company’s Fiscal Council:

Approve (    )   Disapprove (    )    Abstention (    )

(4)  To elect the members of the Company’s Fiscal Council and their respective alternates

Approve (    )   Disapprove (    )    Abstention (    )

At the Extraordinary Meeting

(5) To deliberate about the reform and the consolidation of the Bylaws with the purpose of

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Auditoria, Riscos e Controle um Comitê de Auditoria Estatutário conferindo-lhe também as funções de audit committee atualmente exercidas pelo Conselho Fiscal, em cumprimento à regulação norte-americana aplicável

A favor (    )   Contra (    )   Abstenção (    )

(6) Aprovar o Plano de Incentivo de Longo Prazo baseado em ações de emissão da Companhia para Executivos;

A favor (    )   Contra (    )   Abstenção (    )

(7) Aprovar o Plano de Incentivo de Longo Prazo baseado em ações de emissão da Companhia para os membros do Conselho de Administração.

A favor (    )   Contra (    )   Abstenção (    )

(8) Aprovar a Política de Reposição de Perdas da Companhia, que estabelece as regras, limites e procedimentos que deverão reger os contratos de indenidade a serem celebrados pela Companhia e suas controladas diretas e indiretas com seus administradores e integrantes que venham a ser contemplados pela referida Política, acompanhada do modelo de contrato de indenidade a ser celebrado com cada beneficiário

A favor (    )   Contra (    )   Abstenção (    )

(9) Ratificação de todos os atos praticados pela Administração da Companhia no âmbito da Recuperação Judicial..

A favor (    )   Contra (    )   Abstenção (    )

turning the Audit, Risk, and Control Committee, into a Statutory Audit Committees and also to confer on it all the functions of an audit committee currently exercised by the Fiscal Council, in compliance with applicable US regulations.

A favor (    )   Contra (    )   Abstenção (    )

(6) To approve the Long-Term Compensation Incentive Plan based on the shares issued by the Company for the Executives

Approve (    )   Disapprove (    )    Abstention (    )

(7) To approve the Long-Term Incentive Plan based on shares issued by the Company for the members of the Board of Directors;

Approve (    )   Disapprove (    )    Abstention (    )

(8) To approve the Company’s Loss Replacement Policy, which establishes the rules, limits and procedures that shall govern the indemnity agreements to be entered into by the Company and its direct and indirect subsidiaries, with its administrators and with the members of the Company that may be benefited by the Policy, dully accompanied by minutes of the indemnity agreement to be entered into with each beneficiary

Approve (    )   Disapprove (    )    Abstention (    )

[6) Ratification of all acts practiced by the Company’s Management in the scope of Judicial Reorganization.

Approve (    )   Disapprove (    )    Abstention (    )

Cidade], [dia] de [mês] de [ano]               /               [Month], [date] [year]

___________________________________________

Outorgante / Grantor

Por / By: (assinatura autenticada / notarized signature)

Cargo / Title

14